EXHIBIT 23.2


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                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of Pre-Paid Legal Services, Inc. on Form S-8 of our report dated February 27, 1995 appearing in the Annual Report on Form 10-KSB of Pre-Paid Legal Services, Inc. for the year ended December 31, 1994.

/s/ DELOITTE & TOUCHE LLP
Deloitte  & Touche LLP
Oklahoma City, Oklahoma
September 14, 1995